NEUBERGER BERMAN EQUITY FUNDS
                             DISTRIBUTION AGREEMENT

                                   SCHEDULE A

         The Series of Neuberger Equity Funds currently subject to this Agreement are as follows:

                                                  Date Made A Party
                                                  -----------------
                  Series                          To Agreement
                  ------                          ------------

Neuberger Berman Century Fund                     October 25, 1999
Neuberger Berman Focus Fund                       August 2, 1993
Neuberger Berman Genesis Fund                     August 2, 1993
Neuberger Berman Guardian Fund                    August 2, 1993
Neuberger Berman International Fund               November 1, 1995
Neuberger Berman Manhattan Fund                   August 2, 1993
Neuberger Berman Millennium  Fund                 October 19, 1998
Neuberger Berman Partners Fund                    August 2, 1993
Neuberger Berman Regency Fund                     April 30, 1999
Neuberger Berman Socially Responsive Fund         March 16, 1994
Neuberger Berman Technology Fund                  April 17, 2000